Exhibit 99.1
Matterport Announces Third Quarter 2023 Financial Results Above Guidance, Raises 2023 Outlook
•Q3 subscription revenue reached record $22.9 million, up 20% year-over-year
•Q3 total revenue of $40.6 million, above high end of guidance range
•Q3 GAAP loss per share of $0.15 and Non-GAAP loss per share of $0.04, above high end of guidance range
•Q3 cash used in operations improved 62% year-over-year
•Company raises 2023 revenue and Non-GAAP loss per share guidance
SUNNYVALE, Calif. — November 6, 2023 — Matterport, Inc. (Nasdaq: MTTR) (“Matterport” or the “Company”), the leading spatial data company driving the digital transformation of the built world, today announced financial results for the quarter ended September 30, 2023.
“I’m pleased to report standout third quarter results with both revenue and loss per share surpassing the high end of guidance. Total revenue for the quarter grew to $40.6 million, fueled by strong uptake from enterprises and SMBs. Subscription revenue jumped 20% year-over-year, to a record $22.9 million, underscoring the growing trust in our platform to boost productivity and cut operational costs,” said RJ Pittman, Chairman and Chief Executive Officer of Matterport. “As our business continues to grow we are succeeding in generating economies of scale that drive steady improvements in our bottom line, as reflected in our strong earnings beat this quarter. We aim to compound this trend with our recently announced AI-powered property reports and insights currently in Beta,” Pittman added.
“Revenue growth, combined with an 800 basis point increase in gross margin and a 15% improvement in operating expense, drove our Non-GAAP loss per share to $0.04, above the high end of our guidance range and a 56% year-over-year improvement,” said JD Fay, Chief Financial Officer of Matterport. “Along with a 62% reduction in cash used in operating activities, these results highlight that we are improving our operating efficiency while continuing to fund our innovation engine to drive top line growth. This strong quarter on the top and bottom lines confirms that we are firmly on our accelerated path to profitability, which we remain confident in achieving next year.”
Third Quarter 2023 Financial Highlights
•Total subscribers increased to 887,000, up 35% year-over-year
•Spaces under management increased to 11.1 million, up 28% year-over-year
•Total revenue of $40.6 million, up 7% year-over-year
•Subscription revenue of $22.9 million, up 20% year-over-year
•Annualized Recurring Revenue (ARR) exiting the third quarter was $91.4 million
•Net loss of $0.15 per share
•Non-GAAP net loss of $0.04 per share, a 56% improvement year-over-year
•Cash used in operating activities was $15.5 million, an improvement of 62% year-over-year

Recent Business Highlights
•Introduced the next generation of intelligent digital twins with powerful new capabilities fueled by the company’s rapid advancements in AI and data science. Now in beta, customers can access automated measurements, layouts, editing, and reporting capabilities generated from their digital twins. Automation marks a significant breakthrough, saving customers time and resources by eliminating the need for manual measurements and reporting by automatically processing the millions of 3D data points captured with a Matterport digital twin.
•Announced its latest collaboration with Procore Technologies Inc., a leading global provider of construction management software, expanding Matterport’s platform ecosystem support for design and construction management software services. Building on the companies’ original integration, Procore users can now use features such as Requests For Information, Observations, and Coordination Issues directly within Matterport’s photorealistic 3D digital twins, creating a visual system-of-record for site conditions that anyone on a project can track.
•Announced it has become an Autodesk Premium Partner, deepening the relationship on digital twin collaboration for design & construction. Membership as an Autodesk Construction Cloud® Premium Partner helps bring Matterport’s 4K digital twins to even more construction professionals. Autodesk Construction Cloud is a portfolio of software services that combines advanced technology, a builders network and predictive insights for construction teams.
•Highlighted case studies for Danone and Siemens. Using Matterport Pro3 cameras, Danone captured its facilities in rich 3D imagery in immersive digital twins. Once given access, authorized users can now virtually visit and walk around the production site using a standard computer or mobile device to view the digital twins. The result is reduced travel with a 50% decrease in in-person site visits by company personnel, saving hundreds of employee hours annually. Siemens has captured thousands of square meters of its manufacturing plants overseas. The high-resolution digital twins enable Siemens personnel to meet virtually with new and existing customers to discuss the company’s manufacturing capabilities in exquisite detail.
•Announced its partnership with Equinox Technologies, a distributor of global technologies and Managed Security Services to offer Matterport’s digital twin platform to Government, Enterprise and Small-to-Medium sized customers out of its offices in the United Arab Emirates, India, Oman, Saudi Arabia, and South Africa. The Company also announced that it is significantly expanding its presence in Latin America, partnering with CompuSoluciones, one of the largest value-added distributors of technology in the region, as a key distributor of Matterport’s digital twin technologies in Mexico and Colombia.
•Announced it has captured the restored Aso Shrine Gate and surrounding shrine area as part of an initiative to document and reproduce Japanese cultural assets and historical buildings as 3D digital twins.

Fourth Quarter and Full Year 2023 Outlook
The Company is providing the following financial guidance for the fourth quarter and full year 2023. The Company is raising its full year guidance for revenue and Non-GAAP loss per share driven by continued strong demand for digital twins, combined with robust gross margins and continued operating discipline. This guidance will be discussed in greater detail on today’s conference call.

	Q4 2023 Guidance	FY 2023 Guidance
Total revenue (in millions)	$39 — $41	$157 — $159
Subscription revenue (in millions)	$23.0 — $23.3	$86.5 — $86.8
Year-over-year growth	19% - 21%	17% - 18%
Non-GAAP loss per share	$(0.05) - $(0.03)	$(0.23) - $(0.21)
Weighted average fully diluted shares outstanding (in millions)	308	300
Matterport is not able to provide a reconciliation of non-GAAP loss per share to GAAP loss per share because Matterport does not provide specific guidance for the various exclusions adjusted from net loss. These items have not yet occurred, are out of Matterport’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort, and Matterport is unable to address the probable significance of the unavailable information.

Non-GAAP Financial Information
Matterport has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to Matterport’s financial condition and results of operations.
The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share, Basic and Diluted. Matterport defines non-GAAP net loss as net loss, adjusted to exclude stock-based compensation-related charges (including share-based payroll tax expense), fair value change of warrants liability, fair value change of earn-out liabilities, payroll tax related to contingent earn-out share issuance, acquisition-related costs, and amortization of acquired intangible assets, in order to provide investors and management with greater visibility to the underlying performance of Matterport’s recurring core business operations. We define non-GAAP net loss per share, as non-GAAP net loss divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period if any.
Conference Call Information
Matterport will host a conference call for analysts and investors to discuss its financial results for the third quarter 2023 today, November 6, 2023, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). A recorded webcast of the event will also be available following the call for one year on Matterport’s Investor Relations website at investors.matterport.com. The dial-in number will be (412) 902-4209, conference ID: 10182949.
The financial results press release and a live webcast of the conference call will be accessible from the Matterport website at investors.matterport.com. An audio webcast replay of the conference call will also be available for one year at investors.matterport.com.
About Matterport
Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial data platform turns buildings into data to make nearly every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.
©2023 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Matterport, Inc. and the markets in which Matterport operates, business strategies, debt levels, industry environment including relating to the global supply chain, potential growth opportunities, the effects of regulations and Matterport’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including our ability to grow market share in our existing markets or any new markets we may enter; our ability to respond to general economic conditions; supply chain disruptions; our ability to manage our growth effectively; our success in retaining or recruiting our officers, key employees or directors, or changes required in the retention or recruitment of our officers, key employees or directors; the impact of restructuring plans; the impact of the regulatory environment and complexities with compliance related to such environment; factors relating to our business, operations and financial performance, including: the impact of infectious diseases, health epidemics and pandemics; our ability to maintain an effective system of internal controls over financial reporting; our ability to achieve and maintain profitability in the future; our ability to access sources of capital; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our technology platform; the success of our strategic relationships with third parties; our history of losses and whether we will continue to incur continuing losses for the foreseeable future; our ability to protect and enforce our intellectual property rights; our ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; our ability to attract and retain new subscribers; the size of the total addressable market for our products and services; the continued adoption of spatial data; any inability to complete acquisitions and integrate acquired businesses; general economic uncertainty and the effect of general economic conditions in our industry; environmental uncertainties and risks related to adverse weather conditions and natural disasters; the volatility of the market price and liquidity of our Class A common stock and other securities; the increasingly competitive environment in which we operate; and other factors detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.
Investor Contact:
Mike Knapp
ir@matterport.com
Media Contact:
Steve Lombardi
press@matterport.com

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Subscription	$22,850	$18,981	$63,565	$54,508
License	28	21	82	70
Services	9,936	10,015	29,324	19,001
Product	7,828	8,976	25,232	21,405
Total revenue	40,642	37,993	118,203	94,984
Cost of revenue:
Subscription	7,379	6,592	21,576	17,963
License	—	—	—	—
Services	6,725	6,553	20,978	12,705
Product	6,641	8,457	23,377	24,303
Total cost of revenue	20,745	21,602	65,931	54,971
Gross profit	19,897	16,391	52,272	40,013
Operating expenses:
Research and development	15,577	19,084	52,711	66,604
Selling, general, and administrative	53,719	56,293	164,660	186,527
Total operating expenses	69,296	75,377	217,371	253,131
Loss from operations	(49,399)	(58,986)	(165,099)	(213,118)
Other income (expense):
Interest income	1,573	1,691	4,525	4,470
Change in fair value of warrants liability	513	—	564	26,147
Change in fair value of contingent earn-out liability	—	—	—	136,043
Other income (expense), net	2,669	(981)	5,075	(3,655)
Total other income	4,755	710	10,164	163,005
Loss before provision for income taxes	(44,644)	(58,276)	(154,935)	(50,113)
Provision for (benefit from) income taxes	110	(17)	197	876
Net loss	$(44,754)	$(58,259)	$(155,132)	$(50,989)
Net loss per share, basic and diluted	$(0.15)	$(0.20)	$(0.52)	$(0.18)
Weighted-average shares used in per share calculation, basic and diluted	303,432	286,458	298,226	281,729

MATTERPORT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$80,142	$117,128
Short-term investments	327,682	355,815
Accounts receivable, net	17,205	20,844
Inventories	12,342	11,061
Prepaid expenses and other current assets	8,929	13,084
Total current assets	446,300	517,932
Property and equipment, net	32,821	30,559
Operating lease right-of-use assets	1,547	2,515
Long-term investments	21,881	3,959
Goodwill	69,593	69,593
Intangible assets, net	9,562	10,890
Other assets	7,502	4,947
Total assets	$589,206	$640,395
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,594	$8,331
Deferred revenue	22,163	16,731
Accrued expenses and other current liabilities	15,344	23,916
Total current liabilities	46,101	48,978
Warrants liability	239	803
Deferred revenue, non-current	2,296	1,201
Other long-term liabilities	514	5,502
Total liabilities	49,150	56,484
Stockholders’ equity:
Common stock	$31	$29
Additional paid-in capital	1,275,153	1,168,313
Accumulated other comprehensive loss	(599)	(5,034)
Accumulated deficit	(734,529)	(579,397)
Total stockholders’ equity	540,056	583,911
Total liabilities and stockholders’ equity	$589,206	$640,395

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(155,132)	$(50,989)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,130	9,237
Amortization of investment premiums, net of accretion of discounts	(5,511)	2,517
Stock-based compensation, net of amounts capitalized	90,674	116,738
Cease use of certain leased facilities	123	—
Change in fair value of warrants liability	(564)	(26,147)
Change in fair value of contingent earn-out liability	—	(136,043)
Deferred income taxes	(185)	(27)
Allowance for doubtful accounts	150	343
Loss of excess inventory and purchase obligation	1,592	52
Other	(60)	629
Changes in operating assets and liabilities, net of effects of businesses acquired:
Accounts receivable	3,489	(7,379)
Inventories	(6,833)	(6,135)
Prepaid expenses and other assets	2,491	(5,348)
Accounts payable	263	(4,154)
Deferred revenue	6,527	3,167
Accrued expenses and other liabilities	529	4,181
Net cash used in operating activities	(48,317)	(99,358)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(112)	(1,417)
Capitalized software and development costs	(7,528)	(9,890)
Purchase of investments	(368,119)	(87,997)
Maturities of investments	388,201	194,241
Business acquisitions, net of cash acquired	(4,116)	(51,874)
Net cash provided by investing activities	8,326	43,063
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from sales of shares through employee equity incentive plans	3,309	5,292
Payments for taxes related to net settlement of equity awards	(329)	(34,424)
Proceeds from exercise of warrants	—	27,844
Other	—	76
Net cash provided by (used in) financing activities	2,980	(1,212)
Net change in cash, cash equivalents, and restricted cash	(37,011)	(57,507)
Effect of exchange rate changes on cash	25	(628)
Cash, cash equivalents, and restricted cash at beginning of year	117,128	139,987
Cash, cash equivalents, and restricted cash at end of period	$80,142	$81,852

MATTERPORT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net loss	$(44,754)	$(58,259)	$(155,132)	$(50,989)
Stock-based compensation related charges (1)	29,721	30,671	97,281	119,648
Restructuring charges (2)	3,147	—	3,147	—
Acquisition-related costs (3)	—	222	—	1,294
Amortization expense of acquired intangible assets	443	443	1,329	968
Change in fair value of warrants liability (4)	(513)	—	(564)	(26,147)
Change in fair value of contingent earn-out liability (5)	—	—	—	(136,043)
Payroll tax related to contingent earn-out share issuance (6)	—	—	—	1,164
Non-GAAP net loss	$(11,956)	$(26,923)	$(53,939)	$(90,105)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.20)	$(0.52)	$(0.18)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(0.09)	$(0.18)	$(0.32)

Weighted-average shares used to compute net loss per share, basic and diluted	303,432	286,458	298,226	281,729
(1) Consists primarily of non-cash share-based compensation expense related to our stock incentive plans and earn-out arrangement, and the employer payroll taxes related to our stock options and restricted stock units.
(2) Consists of severance and other employee separation costs, and cease use charges for operating lease right-of-use assets due to reduction of leased office spaces.
(3) Consists of acquisition transaction costs.
(4) Consists of the non-cash fair value measurement change for public and private warrants.
(5) Represents the non-cash fair-value measurement change related to our earn-out liability.
(6) Represents the payroll tax related to earn-out shares issuance and release in the three months ended March 31, 2022.